AMENDMENT NO. 1

to

EMPLOYMENT AGREEMENT
dated December 31, 2010

by and between

AXIS Specialty U.S. Services, Inc. (the “Company”) and
Dennis B. Reding (the “Executive”)

Dated December 27, 2012

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of December 31, 2010 (the “Agreement”); and

WHEREAS, the Company and the Executive have determined that it is in the best interests of the Company, Parent and their shareholders to amend the Agreement;

NOW, THEREFORE, the Agreement is hereby amended, effective as of the date hereof, as set forth below. All capitalized terms not otherwise defined herein shall have the meanings defined in the Agreement. The parties acknowledge and agree that if the Executive’s employment with the Company terminates for any reason prior to December 31, 2012, this Amendment No. 1 shall be void ab initio.

1.	Section 1(a) of the Agreement is hereby deleted in its entirety and is replaced with the following:

“Position and Duties. Commencing on January 1, 2013, the Company shall employ you in the position of Chief Operating Officer of the Parent or in such other position as is mutually agreeable to you and the Company. You will report directly and exclusively to the Chief Executive Officer and President of the Parent and its direct and indirect subsidiaries (collectively, the “Parent Group”). You will be expected to devote your available business time to the performance of your duties and responsibilities to the Parent Group on an exclusive basis, including service to subsidiaries and affiliates of the Parent, on a basis consistent with your position with the Parent, as requested by the Chief Executive Officer and President and the Board of Directors of the Parent (the "Board"), and shall faithfully and diligently endeavor to promote the business and best interests of the Company and its subsidiaries and affiliates. Anything herein to the contrary notwithstanding, nothing shall preclude you from (i) upon the written approval of the Parent’s Board, serving on the board of directors of another corporation or a trade association; (ii) serving on the board of charitable organizations, (iii) engaging in charitable, community and other business affairs, and (iv) managing your personal investments and affairs; provided such activities do not, in the reasonable judgment of the Company, materially interfere with the proper performance of your responsibilities and duties hereunder.

2.	Section 2(a) of the Agreement is hereby amended by replacing “$780,000” with “$500,000”.

3.	Section 2(b) of the Agreement is hereby amended by replacing “125%” with “100%”.

4.	Section 2(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“For purposes of 2012 performance, you will be eligible to participate in the Parent’s 2007 Long-Term Equity Compensation Plan as it may be amended from time to time (or a successor plan) with a target of 37,500 Restricted Shares, subject to an award agreement in such form as the Compensation Committee of the Board of Directors of the Parent (the “Compensation Committee”) may determine. Commencing in 2014, you will be eligible to receive a bonus cash award in lieu of further equity awards for 2013, 2014 and 2015 performance. The Compensation Committee, in its sole and absolute discretion, shall determine the amount of any such bonus cash award, with an award target equal to the value of 18,500 shares of the Company’s common stock, as determined based on the closing price of the last trading day of the applicable performance year. The award shall be paid in a lump sum not later than January 31 of the year following the year to which the award relates.”

5.	Section 3(a) of the Agreement is amended by deleting the first sentence thereof in its entirety and replacing it with the following:

“The employment period shall commence on January 1, 2013, and shall terminate on December 31, 2015 (the “Employment Term”), unless earlier terminated as provided in this Section 3.”

6.	Section 3(a)(v) of the Agreement is hereby amended by replacing “six (6) months” with “120 days”.

7.	Section 4(h) of the Agreement is deleted in its entirety and replaced with “[reserved]”.

8.	Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

[signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

AXIS Specialty U.S. Services, Inc.

By:	/s/ Brian W. Goshen
Name:	Brian W. Goshen
Title:	Chief Administrative Officer

Executive
/s/ Dennis B. Reding
Dennis B. Reding